Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Third Quarter Results and

Revised Full-Year Financial Projections

•                  Funds from Operations $0.67 per share

•                  FFO guidance for 2015 increased to a range of $2.66 to $2.69 per share

•                  Rents increased 8%

•                  Same store operating income increased by 2.2%

•                  4.5 million square feet of development commenced, 43% preleased

•                  2,125,000 shares repurchased for $65.5 million, an average price of $30.81 per share

Malvern, PA, October 27, 2015 - Liberty Property Trust reported that funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2015 was $0.67 per share, compared to $0.64 per share for the third quarter of 2014. FFO per share for the nine months ended September 30, 2015 was $2.04, compared to $1.80 for the same period in 2014.

Net income per common share (diluted) was $0.61 per share for the third quarter of 2015, compared to $0.23 per share for the third quarter of 2014. Net income for the third quarter of 2015 reflects gain on sale of $0.36 per share compared with immaterial gains for the same period in 2014. Net income for the nine months ended September 30, 2015 was $1.06 per share, compared to $0.92 per share for the same period in 2014. Net income for the first nine months of 2015 reflects gain on sale net of impairment of $0.27 per share compared with gains of $0.33 per share for the same period in 2014.

“Liberty’s third quarter results reflect the increasing quality of our portfolio and the outstanding real estate environment we are operating in,” said Bill Hankowsky, chairman and chief executive officer. “The industrial market is firing on all cylinders and the office market is firming. Tenant demand resulted in a significant increase in development starts in the third quarter, and the robust activity we experienced throughout the summer is maintaining stride so far in the fourth quarter. We are focused on increasing rents and executing on our portfolio-transforming disposition strategy. We now believe our dispositions for 2015 will be in the range of $600-$700 million, exceeding our previous guidance of $525-$625 million.”

Portfolio Performance

Occupancy: At September 30, 2015, Liberty’s in-service portfolio of 106 million square feet was 93.2% occupied, compared to 93.8% at the end of the second quarter of 2015. During the quarter, Liberty completed lease transactions totaling 6.7 million square feet of space.

Liberty Property Trust Announces 3Q 2015 Results

Same Store Performance: Property level operating income for same store properties increased by 1.3% on a cash basis and by 2.2% on a straight line basis for the third quarter of 2015 compared to the same quarter in 2014.

Real Estate Investments

Development Deliveries: In the third quarter, Liberty brought into service two development properties for a total investment of $40.9 million. The properties contain 272,000 square feet of leasable space and were 53.7% occupied as of the end of the quarter. The yield on these properties at September 30, 2015 was 5.6%, with a projected stabilized yield of 8.8%.

Development Starts: Liberty began development of eight properties totaling 3.9 million square feet of leasable space at a projected investment of $323.1 million. The properties include 1.9 million square feet of build to suits and two million square feet of industrial buildings for inventory:

•                  700 and 800 Uline Way, Allentown, Pennsylvania, two buildings totaling 1.7 million square feet of distribution space, 100% leased

•                  5800 Technology Boulevard, Sandston, Virginia, a 198,000 square foot distribution building, 100% leased

•                  351 Rouse Boulevard, Philadelphia, Pennsylvania, a 47,000 square foot office building at the Philadelphia Navy Yard, 100% leased

•                  8620 Congdon Hill Drive, Alburtis, Pennsylvania, a 1.2 million square foot distribution building

•                  5430 FAA Boulevard and 951 Valley View Lane, Irving, Texas, two multi-tenant industrial buildings totaling 538,000 square feet

•                  2040 West Rio Salado Parkway, Tempe, Arizona, a 215,000 square foot industrial building

In addition, a joint venture in which Liberty owns a 25% interest began development of 309 Cedar Lane, Florence, New Jersey, a 614,000 square foot inventory distribution building, at a projected investment of $40.3 million.

Acquisitions: Liberty acquired three industrial buildings and 139 acres of developable land at Port Crossing Commerce Center in LaPorte, Texas, for $87 million. The properties total 921,000 square feet, and the land can accommodate approximately 2.2 million square feet of distribution space. Current yield on the in-service properties is 6.8%.

Real Estate Dispositions

During the quarter, Liberty sold six properties which contained 448,000 square feet of leasable space for $89.8 million. These properties were 92.8% leased at the time of the sale.

Capital and Balance Sheet Activity

During the quarter Liberty prepaid, without penalty, a $105.8 million, 7.0% mortgage loan due February 15, 2016.

Liberty also repurchased 2,125,000 common shares for $65.5 million, an average price of $30.81 per share.

FFO Guidance

Liberty now expects to report 2015 FFO per share in the range of $2.66 - $2.69, an increase from the prior projected range of $2.60 - $2.65. This reflects a new projected range for 2015 dispositions of $600-$700 million. A reconciliation of projected FFO to projected GAAP net income for 2015 is below (all amounts projected):

	2015 Range (Previous)		2015 Range (Revised)
	Low	High	Low	High
Projected net income per share	$1.69	$1.76	$1.89	$1.99
Depreciation and amortization of unconsolidated joint ventures	0.07	0.08	0.07	0.09
Depreciation and amortization	1.43	1.47	1.45	1.49
Gain on property dispositions	(0.57)	(0.64)	(0.73)	(0.87)
Noncontrolling interest share of addbacks	(0.02)	(0.02)	(0.02)	(0.01)
Projected funds from operations per share	$2.60	$2.65	$2.66	$2.69

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 106 million square foot portfolio includes 728 properties which provide office, distribution and light manufacturing facilities to 1,700 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 27, 2015, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 70954592. A replay of the call will be available until November 27, 2015, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

September 30, 2015

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating Revenue
Rental	$145,009	$143,294	$440,962	$421,620
Operating expense reimbursement	53,963	55,062	168,430	167,326
Total operating revenue	198,972	198,356	609,392	588,946
Operating Expenses
Rental property	31,454	33,105	98,973	103,728
Real estate taxes	25,953	25,595	78,579	75,812
General and administrative	15,573	14,748	51,428	48,077
Depreciation and amortization	55,718	58,578	171,347	173,184
Impairment - real estate assets	—	—	16,775	—
Total operating expenses	128,698	132,026	417,102	400,801
Operating Income	70,274	66,330	192,290	188,145
Other Income/Expense
Interest and other	4,959	6,233	17,911	11,786
Interest	(33,559)	(37,958)	(103,295)	(115,635)
Total other income/expense	(28,600)	(31,725)	(85,384)	(103,849)
Income before property dispositions, income taxes, noncontrolling interest and equity in (loss) earnings of unconsolidated joint ventures	41,674	34,605	106,906	84,296
Gain (loss) on property dispositions	53,467	(20)	56,987	1,878
Income taxes	(599)	(859)	(2,613)	(2,083)
Equity in (loss) earnings of unconsolidated joint ventures	(847)	1,592	805	7,297
Income from continuing operations	93,695	35,318	162,085	91,388
Discontinued operations (including net gain on property dispositions of $38 and $46,292 for the quarter and nine months ended September 30, 2014, respectively)	—	133	—	48,276
Net Income	93,695	35,451	162,085	139,664
Noncontrolling interest - operating partnerships	(2,306)	(944)	(4,117)	(3,618)
Noncontrolling interest - consolidated joint ventures	(58)	(84)	(171)	(474)
Net Income available to common shareholders	$91,331	$34,423	$157,797	$135,572
Net income	$93,695	$35,451	$162,085	$139,664
Other comprehensive loss - foreign currency translation	(7,970)	(13,000)	(6,229)	(5,189)
Other comprehensive (loss) income - derivative instruments	(1,220)	666	(1,539)	(990)
Comprehensive income	84,505	23,117	154,317	133,485
Less: comprehensive income attributable to noncontrolling interest	(2,148)	(739)	(4,105)	(3,948)
Comprehensive income attributable to common shareholders	$82,357	$22,378	$150,212	$129,537
Basic income per common share
Continuing operations	$0.61	$0.23	$1.06	$0.60
Discontinued operations	$—	$—	$—	$0.32
Total basic income per common share	$0.61	$0.23	$1.06	$0.92
Diluted income per common share
Continuing operations	$0.61	$0.23	$1.06	$0.60
Discontinued operations	$—	$—	$—	$0.32
Total diluted income per common share	$0.61	$0.23	$1.06	$0.92
Weighted average shares
Basic	148,582	147,422	148,594	146,987
Diluted	149,176	148,088	149,220	147,661
Amounts attributable to common shareholders
Income from continuing operations	$91,331	$34,293	$157,797	$88,430
Discontinued operations	—	130	—	47,142
Income available to common shareholders	$91,331	$34,423	$157,797	$135,572

Liberty Property Trust

Statement of Funds From Operations

September 30, 2015

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2015		September 30, 2014		September 30, 2015		September 30, 2014
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to NAREIT FFO - basic:
Basic - income available to common shareholders	$91,331	$0.61	$34,423	$0.23	$157,797	$1.06	$135,572	$0.92

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,881		3,334		8,891		9,966
Depreciation and amortization	55,322		58,114		170,100		171,730
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	3,885		—		11,316		(49)
Gain on property dispositions / impairment - real estate assets	(53,467)		(18)		(40,212)		(47,580)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	(202)		(1,439)		(3,478)		(3,146)
NAREIT Funds from operations available to common shareholders - basic	$99,750	$0.67	$94,414	$0.64	$304,414	$2.05	$266,493	$1.81

Reconciliation of net income to NAREIT FFO - diluted:
Diluted - income available to common shareholders	$91,331	$0.61	$34,423	$0.23	$157,797	$1.06	$135,572	$0.92

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,881		3,334		8,891		9,966
Depreciation and amortization	55,322		58,114		170,100		171,730
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	3,885		—		11,316		(49)
Gain on property dispositions / impairment - real estate assets	(53,467)		(18)		(40,212)		(47,580)
Noncontrolling interest excluding preferred unit distributions	2,188		826		3,763		3,264
NAREIT Funds from operations available to common shareholders - diluted	$102,140	$0.67	$96,679	$0.64	$311,655	$2.04	$272,903	$1.80

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	148,582		147,422		148,594		146,987
Dilutive shares for long term compensation plans	594		666		626		674
Diluted shares for net income calculations	149,176		148,088		149,220		147,661
Weighted average common units	3,539		3,554		3,540		3,554
Diluted shares for NAREIT Funds from operations calculations	152,715		151,642		152,760		151,215

The Company believes that the calculation of NAREIT Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions.  As a result, year over year comparison of NAREIT Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that NAREIT Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  NAREIT Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

September 30, 2015

(Unaudited and in thousands, except share and unit amounts)

	September 30, 2015	December 31, 2014
Assets
Real estate:
Land and land improvements	$1,218,906	$1,189,760
Building and improvements	5,352,219	5,343,908
Less: accumulated depreciation	(1,228,702)	(1,182,569)

Operating real estate	5,342,423	5,351,099

Development in progress	338,673	277,411
Land held for development	291,159	269,059

Net real estate	5,972,255	5,897,569

Cash and cash equivalents	48,652	69,346
Restricted cash	14,939	20,325
Accounts receivable	14,384	15,481
Deferred rent receivable	119,224	107,909
Deferred financing and leasing costs, net of accumulated amortization (2015, $180,608; 2014, $169,468)	208,623	206,286
Investments in and advances to unconsolidated joint ventures	213,894	208,832
Assets held for sale	—	8,389
Prepaid expenses and other assets	97,822	91,399

Total assets	$6,689,793	$6,625,536

Liabilities
Mortgage loans	$372,660	$487,301
Unsecured notes	2,608,307	2,509,094
Credit facility	300,000	167,000
Accounts payable	60,256	52,043
Accrued interest	43,771	24,513
Dividend and distributions payable	71,863	72,253
Other liabilities	218,290	219,418
Total liabilities	3,675,147	3,531,622

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of September 30, 2015 and December 31, 2014	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest, $.001 par value, 283,987,000 shares authorized, 147,753,980 and 148,557,270 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	148	149
Additional paid-in capital	3,673,001	3,688,644
Accumulated other comprehensive loss	(13,837)	(6,252)
Distributions in excess of net income	(709,091)	(654,869)
Total shareholders’ equity	2,950,221	3,027,672

Noncontrolling interest - operating partnership 3,539,075 and 3,553,566 common units outstanding as of September 30, 2015 and December 31, 2014, respectively	52,969	54,786
Noncontrolling interest - consolidated joint ventures	3,919	3,919

Total equity	3,007,109	3,086,377

Total liabilities, noncontrolling interest - operating partnership and equity	$6,689,793	$6,625,536